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                                                                  EXHIBIT 10.1.4

                         EXECUTIVE EMPLOYMENT AGREEMENT


         EXECUTIVE EMPLOYMENT AGREEMENT effective November 9, 1998 (the "Agreement") by and between AMERICAN AIRCARRIERS SUPPORT, INCORPORATED (the "Company") with principal offices at Fort Mill, South Carolina and NED ANGENE (the "Executive").

         NOW THEREFORE, in consideration of the foregoing premises and mutual covenants herein contained, the parties hereto agree as follows:

         1. Employment. The Company agrees to employ the Executive and the Executive agrees to serve the Company as its President in a newly formed subsidiary.

         2. Position and Responsibilities. The Executive shall exert his best efforts and devote full time and attention to the affairs of the Company. Executive shall have no ownership in or operate any other active closely-held corporation or business entity in the aviation or aviation parts business. The Executive shall have the authority and responsibility given by the general direction, approval and control of the Board of Directors, President and Chief Executive Officer of the Company, to the restrictions, limitations and guidelines set forth by the Board of Directors in resolutions adopted in the minutes of the Board of Directors meetings, copies of which will be provided to the Executive from time to time and will be incorporated herein by reference.

         3. Term of Employment. The term of the Executive's employment under this Agreement shall be deemed to have commenced on November 9, 1998 and shall continue until November 8, 2003, (the "Initial Term"), subject to extension as hereinafter provided or termination pursuant to the provisions set forth hereafter. Provided that Executive is in compliance with all of his obligations hereunder, the term of Executive's employment shall be automatically extended for an additional one-year term upon expiration of the Initial Term unless either party hereto receives 30 days' prior written notice from the other electing not to extend the Executive's employment. Compensation during the term shall be that set forth in Section 5 hereof, unless one of the termination provisions overrides.









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         4.    Duties. During the period of his employment hereunder and except for illness, specified vacation periods and reasonable leaves of absence, the Executive shall devote his best efforts and full attention and skill to the business and affairs of the Company and its affiliated companies, as such business and affairs now exist and as they may be hereinafter changed or added to, under and pursuant to the general direction of the Board of Directors of the Company.

         5. Compensation. Commencing on November 9, 1998, the Company shall pay to the Executive as compensation for his services the sum of $180,000.00 per year, payable semi-monthly. Base compensation shall be reviewed annually by the Compensation Committee of the Company. Executive shall also be eligible to receive up to $50,000 per year in an executive bonus pool beginning in 2004 should his contract be extended which shall be administered at the sole discretion of the Compensation Committee of the Company.

         6. Executive's Incentive Pay. In addition to the compensation set forth in Section 5 hereof, an incentive bonus pool shall be paid annually for five (5) years (excluding the remaining partial 1998 calendar year) based on the profitability of the subsidiary (holding the assets purchased from Condor Flight Spares, Inc. and which shall operate the landing gear repair facility) and the effective management of this subsidiary ("Incentive Pay"), provided Executive is employed by the Company. The incentive bonus pool shall be split 60% and 40% between Executive and Martin Washofsky, respectively. The Incentive Pay shall be equal to sixteen and one-tenth percent (16.1%) of the Excess Operating Income, as defined below.

         Excess Operating Income is equal to the operating income (before goodwill and the Incentive Pay) less taxes less the Charge on Invested Capital. The Charge on Invested Capital is Invested Capital times the Cost of Capital (which has been agreed to be fifteen percent (15%)). Invested Capital is defined as the total of all operating assets (excluding cash and goodwill) less all trade liabilities. Using projections, below is an example of how the Incentive Pay will be computed and paid to Executive and Martin Washofsky, pursuant to their respective percentages:





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                                                                               3




Operating Income (before
         goodwill and incentive)                         $  927,000
Income Taxes (40% assumed)                                  371,000
                                                         ----------
After Tax Operating Income                               $  556,000

Invested Capital (Net cash
         and goodwill)                                   $2,836,000
Cost of Capital                                               15.00%
                                                         ----------
Charge on Invested Capital                               $  425,000
                                                         ----------

Excess Operating Income                                  $  131,000

Incentive Percentage                                          16.10%

Incentive Pay                                            $   21,091



This incentive bonus pool shall end at the conclusion of the fifth (5th) full year. Each year shall stand on its own. Payment of the incentive bonus shall occur within ten (10) business days of the Company reporting its final audited numbers. In the event that a dispute shall arise with regard to the above definitions, then any dispute shall be mediated by an independent Certified Public Accountant of the parties choice who shall apply generally accepted accounting principles (GAAP) to the unresolved issue.

         7. Expense Reimbursement. The Company will reimburse the Executive, at least semi-monthly, for all reasonable and necessary expenses, including without limitation, travel expenses, and reasonable entertainment expenses, incurred by him in carrying out his duties under this Agreement. The Executive shall present to the Company each month an account of such expenses in such form as is reasonably required by the Board of Directors.

         8. Medical and Dental Coverage. Commencing November 9, 1998, the Executive will be entitled to participate in the Company's employee group medical and other group insurance programs on the same basis as other executives of the Company. Currently, only Executive's (excluding spouse and dependents are paid by the Company and Executive shall receive this method of coverage unless better company executive coverage is effected.

         9. Medical Examination. The Executive agrees to submit himself for physical examination on one occasion per year as requested by the Company for the purpose of the Company's obtaining


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life insurance on the life of the Executive for the benefit of the Company as may be required; provided, however, that the Company shall bear the entire cost of such examinations and shall pay all premiums on any key man life insurance obtained for the benefit of the Company as beneficiary or with respect to any other designated beneficiary.

         10. Vacation Time. The Executive shall be entitled each year to a reasonable vacation in accordance with the established practices of the Company, now or hereafter in effect for the executive personnel, during which time the Executive's compensation shall be paid in full.

         11. Benefits Payable on Disability. If the Executive becomes disabled such that he is unable to properly perform services hereunder by reason of illness or other physical or mental incapacity, the Company shall continue to pay the Executive his then current salary hereunder for the first three (3) months of such continuous disability commencing with the first date of such disability.

         12.   Obligations of Executive During and After Employment.

               (a) The Executive agrees that during the terms of his employment under this Agreement, he will engage in no other business activities directly or indirectly, which are competitive with or which might place him in a competing position to that of the Company, or any affiliated company.

               (b) The Executive realizes that during the course of his employment, Executive will have produced and/or have access to confidential business plans, information, business opportunity records, notebooks, data, formula, specifications, trade secrets, customer lists, account lists and secret inventions and processes of the Company and its affiliated companies. Therefore, during or subsequent to his employment by the Company, or by an affiliated company, the Executive agrees to hold in confidence and not to directly or indirectly disclose or use or copy or make lists of any such information, except to the extent authorized by the Company in writing. All records, files, business plans, documents, equipment and the like, or copies thereof, relating to Company's business, or the business of an affiliated company, which Executive shall


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         prepare, or use, or come into contact with, shall remain the sole property of the Company, or of an affiliated company, and shall not be removed from the Company's or the affiliated company's premises without its written consent, and shall be promptly returned to the Company upon termination of employment with the Company and its affiliated companies. The restrictions and obligations of Executive set forth in this Section 12(b) shall not apply to (i) information that is or becomes generally available and known to the industry (other than as a result of a disclosure directly or indirectly by Executive); or (ii) information that was known to Executive prior to Executive's employment by the Company or its predecessor.

               (c) Because of his employment by the Company, Executive shall have access to trade secrets and confidential information about the Company, its business plans, its business accounts, its business opportunities, its expansion plans into other geographical areas and its methods of doing business. Executive agrees that for a period of two (2) years after termination or expiration of his employment, he will not, directly or indirectly, compete with the Company in its then present business or anticipated lines in the aviation business. Further, for the same two (2) year period, Executive shall not hire or entice to hire any employees of Company to any other business Executive may pursue following termination or expiration of employment.

               (d) In the event a court of competent jurisdiction finds any provision of this Section 12 to be so overbroad as to be unenforceable, then such provision shall be reduced in scope by the court, but only to the extent deemed necessary by the court to render the provision reasonable and enforceable, it being the Executive's intention to provide the Company with the broadest protection possible against harmful competition.

         13. Termination for Cause by the Company. The Company may, without liability, terminate the Executive's employment hereunder for cause at any time upon written notice from the Board of Directors specifying such cause, and thereafter the Company's obligations hereunder shall cease and terminate; provided, however, that such written notice shall not be delivered until after the Board of Directors shall have given the Executive written notice


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specifying the conduct alleged to have constituted such cause and the Executive has failed to cure such conduct, if curable, within fifteen (15) days following receipt of such notice.

         Grounds for termination "for cause" are one or more of the following:

               (a) A willful breach of a material duty by the Executive during the course of his employment;

               (b)   Habitual neglect of a material duty by the Executive;

               (c) Action or inaction by the Executive which places the Company in circumstances of financial peril;

               (d) Fraud on the Company or conviction of a felony involving or against the Company; and

               (e) Ownership or operation of any other closely-held corporation or business entity actively engaged in the aviation or aviation parts business. Notwithstanding the foregoing, Executive may
         (i) continue to own the corporate entity that was Condor Flight Spares, Inc. until such time as it may reasonably be dissolved and provided that it as well as any other entity in which Executive may have ownership has no activity of any sort in the aviation or aviation parts business; and (ii) conclude any transaction to which the Company is a party.

               (f) Failure of Executive to obtain before January 31, 1999 an FAA certificate for the AASI subsidiary as an operational landing gear overhaul and repair facility.

         14.   Termination by the Executive or the Company Without Cause.

               (a) The Executive, without cause, may terminate this Agreement upon 90 days prior written notice to the Company. In such event, the Executive shall be required to render the services required under this Agreement during such 90-day period unless otherwise directed by the Board of Directors. Compensation for vacation time not taken by Executive shall be


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         paid to the Executive at the date of termination. Executive shall be paid for only the ninety (90) day period pursuant to normal pay practices and then all obligations hereunder regarding compensation in any form shall cease.

               (b) The Company, without cause, may terminate this Agreement. In such event, the Company shall pay a severance allowance equal to one-half (1/2) of Executive's then current salary each year for a two
         (2) year period at the regularly scheduled pay arrangements. No other benefits will be provided once this Agreement is terminated and all other obligations hereunder regarding compensation in any form shall cease.

               (c) The severance pay referenced in Section 14(b) shall also be payable to the Executive in the event that Company declines to renew or extend this Agreement pursuant to Section (3) supra. In that event and provided the noncompete provisions of this Agreement apply, then Company shall pay a severance allowance equal to one-half (1/2) of Executive's then current salary each year for a two (2) year period at the regularly scheduled pay arrangements.

         15. Termination upon Death of Executive. In addition to any other provision relating to the termination, this Agreement shall terminate upon the Executive's death. In such event, the Company shall pay a severance allowance equal to one hundred eighty (180) days' salary to the Executive's estate, which may be covered by an insurance policy.

         16. Arbitration. Any controversy, dispute or claim arising out of, or relating to, this Agreement and/or its interpretation shall, unless resolved by agreement of the parties, be settled by binding arbitration in Charlotte, North Carolina in accordance with the Rules of the American Arbitration Association then existing. This Agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law of the State of South Carolina. The award rendered by the arbitrators shall be final and judgment may be entered upon the award in any court of the State of South Carolina having jurisdiction of the matter.





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         17.   General Provisions.

               (a) The Executive's rights and obligations under this Agreement shall not be transferrable by assignment or otherwise, nor shall Executive's rights be subject to encumbrance or to the claims of the Company's creditors. Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its property or assets.

               (b) This Agreement and the rights of Executive with respect to the benefits of employment referred to herein constitute the entire Agreement between the parties hereto in respect of the employment of the Executive by the Company and supersede any and all other agreements either oral or in writing between the parties hereto with respect to the employment of the Executive.

               (c) The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part thereof are declared invalid or unenforceable by a court of competent jurisdiction or in an arbitration proceeding, the validity and enforceability of the remainder of such provisions or parts thereof and the applicability thereof shall not be affected thereby.

               (d) This Agreement may not be amended or modified except by a written instrument executed by Company and Executive.

               (e) This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of South Carolina.

         18. Construction. Throughout this Agreement the singular shall include the plural, and the plural shall include the singular, and the masculine and neuter shall include the feminine, wherever the context so requires.

         19. Text to Control. The headings of paragraphs and sections are included solely for convenience of reference. If any conflict between any heading and the text of this Agreement exists, the text shall control.



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         20.    Authority.  The officer executing this agreement on behalf of the Company has been empowered and directed to do so by the Board of Directors of the Company.

         21. Effective Date. This Agreement shall be effective on as of the date cited above.


FOR THE COMPANY:                             AMERICAN AIRCARRIERS SUPPORT,
                                                     INCORPORATED


Dated November 9, 1998                       By   /s/ Karl F. Brown
      ----------------------                   ---------------------------------
                                             Title: President
                                                   -----------------------------

FOR THE EXECUTIVE:


Dated November 9, 1998                       /s/ Ned Angene               (SEAL)
      ----------------------                 -----------------------------
                                             NED ANGENE